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                                ALLEGIANCE CORPORATION
                             AMENDED AND RESTATED BYLAWS
                              EFFECTIVE AUGUST 30, 1996



                                      ARTICLE I
                                     STOCKHOLDERS

SECTION 1. PLACE OF HOLDING MEETINGS. All meetings of the stockholders shall be held at the principal executive offices of the Corporation, or such other place as shall be determined by the Board of Directors.

SECTION 2.    ELECTION OF DIRECTORS.

    (a) The annual meeting of stockholders for the election of directors and the transaction of other business shall be held at such time and date as shall be determined by the Board of Directors.

    (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record or beneficial owner on the date of the giving of the notice provided for in this
Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.

    (c) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

    (d) To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding

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annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day an which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

    (e) To be in proper written form, a stockholder's notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and () as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    (f) No person shall be eligible for election as a director of the Corporation, at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing


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directors, unless nominated in accordance with the procedures set forth in this
Section 2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

    (g) The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 2 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or Delaware law shall, unless the Certificate of Incorporation or Delaware law otherwise provides, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting. shall be by ballot. Except for the election of directors, which shall be decided by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote thereat, all matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to vote thereat, except as otherwise provided by the Certificate of Incorporation and/or Delaware law.

A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or
(ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission, which Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder. The Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the


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person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission that is a complete reproduction of the entire original writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used.

The secretary shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if nor so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 4. QUORUM. Except as provided in the next section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person at represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

SECTION 5. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled by statute to receive the same, and such notice contains a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting unless otherwise provided by statute.

SECTION 6. SPECIAL MEETINGS: HOW CALLED. Special meetings of the stockholders for any purpose or purposes may be called only (a) by the chairman of the board and chief executive officer or

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secretary, and shall be called by the chairman of the board and chief executive officer or secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the chairman of the board and chief executive officer or secretary, signed by a majority of the directors or (b) by resolution of the directors.

SECTION 7. NOTICE OF STOCKHOLDERS' MEETINGS. Written or printed notice stating the time and place of regular or special meetings of the stockholders and the general nature of the business to be considered shall be mailed by the secretary, or such other officer as the Board of Directors may designate, to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, at least ten (10) days but not more than sixty (60) days before the date of such meeting.

SECTION 8.    CONDUCT OF THE MEETINGS.

    (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or pan thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

    (b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his doing so, the meeting is immediately adjourned.

    (c) The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

    (d) A resolution or motion shall be considered for vote only if (i) proposed by a stockholder or duly authorized proxy, and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution and (ii) all other requirements under law, the Corporation's Certificate of Incorporation, these Bylaws or otherwise, for consideration of such a resolution or motion have been duly satisfied as determined by the chairman in his absolute discretion, from which there shall be no appeal.

SECTION 9.    ANNUAL MEETINGS.


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    (a)  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise property brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record or beneficial owner on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 9.

    (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof m proper written form to the secretary of the Corporation, which notice is not withdrawn by such stockholder at or prior to such annual meeting.

    (c) To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

    (d) To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such


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stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    (e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9. If the chairman of the annual meeting determines that business was not property brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    (f) The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 9 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act.


                                      ARTICLE II
                                      DIRECTORS

SECTION 1. QUALIFICATION AND QUORUM. One-third of the total number of directors (rounded upwards, if necessary, to the next whole number) shall constitute a quorum for the transaction of business at any meeting of the board. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned. The board may also transact business without a meeting if all members of the board consent thereto in writing.

The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws.

SECTION 2. FIRST MEETING. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the stockholders or the time and place of such meeting may be fixed by the written consent of all the directors.

SECTION 3. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held, without call or notice, in connection with the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and

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transacting any other business that may properly come before such meeting.
Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be determined by the Board of Directors.

SECTION 4. ELECTION OF OFFICERS. At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a chairman of the board and chief executive officer as well as a secretary, and may elect a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, and one or more assistant secretaries, who need not be directors. Each such officer shall hold office until the next annual election of offices, and until his successor is elected and qualified.

SECTION 5. SPECIAL MEETINGS: HOW CALLED; NOTICE. Special meetings of the board may be called by the chairman of the board and chief executive officer; and shall be called by the president or the secretary on the written request of any two directors, in each case on twenty-four (24) hours notice to each director. Such notice, which need not specify the purpose of the meeting or the matters to be considered thereat, may be given as provided in Article VIII, personally (including by telephone) or by telegram or other written communication delivered to the residence or office of the director. Such personal notice of written communication shall be effusive when delivered.

SECTION 6. PLACE OF MEETING. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any place as they may from time to time by resolution determine.

SECTION 7. GENERAL POWERS OF DIRECTORS. The Board of Directors shall have the management of the business of the Corporation, and subject to the restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws, may exercise all the powers of the Corporation, including any powers incidental thereto.

SECTION 8. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors, but by resolution of the board compensation may be paid together with expenses of attendance at meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

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                                     ARTICLE III
                                      COMMITTEES

SECTION 1. The Board of Directors shall create an audit and public policy committee, and a compensation and nominating committee, and may create such other committees as the board, from time to time, deems desirable. Each committee shall consist of three or more of the directors of the Corporation and, to the extent provided in the resolutions creating the committees or in these Bylaws, shall have the powers of the Board of Directors in the management of the business and affairs of the Corporation.

SECTION 2. The audit and public policy committee shall Consist solely of directors who are independent of management and free from any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The Policy Statement on Audit Committees issued by the New York Stock Exchange, as in effect from time to time, shall be applicable in determining which directors are "independent" for this purpose.

The audit and public policy committee shall assist the Board of Directors in fulfilling its responsibilities for the Corporation's accounting and financial reporting practices and provide a channel of communication between the Board of Directors and the Corporation's independent auditors. The committee also shall review the policies and practices of the Corporation to assure that they are consistent with its social responsibility to employees, to customers and to society.

To accomplish the above purposes, the audit and public policy committee shall:

    (a) Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit which they deem necessary for the formation of an opinion on financial statements;

    (b) Consult with the auditors during any annual or interim audit on any situation which the auditors deem advisable for resolution prior to the completion of their examination;

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    (c)  Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention on those areas on which either the committee or the auditors believe emphasis is necessary or desirable;

    (d) Determine through discussions with the auditors and otherwise, that no restrictions were placed by management on the scope of the examination or its implementation;

    (e) Inquire into the effectiveness of the Corporation's accounting and internal control functions through discussions with the auditors and appropriate officers of the Corporation and exercise supervision of the Corporation's policies which prohibit improper or illegal payments;

    (f) Review with the auditors and management any registration statement which shall be filed by the Corporation in connection with the public offering of securities and such other public financial reports as the committee or the Board of Directors shall deem desirable;

    (g) Report to the Board of Directors on the results of the committee's activities and recommend to the Board of Directors any changes in the appointment of independent auditors which the committee may deem to be in the best interests of the Corporation and its stockholders;

    (h) Monitor the Corporation's policies and practices relating to the health and safety of employees and customers as well as the ethical standards of the Corporation; and

    (i) Have such other powers and perform such other duties as the board shall, from time to time, grant and assign to it.

SECTION 3. The compensation and nominating committee shall consist solely of directors who are independent of management, as defined in Section 2.

    (a) The committee shall (1) determine the compensation of officers, other than the chairman of the board and chief executive officer and advise the board of such determination, (2) exercise the authority of the board concerning employee benefit plans, including those plans which are limited in their application to officers and senior management, (3) serve as the administration committee of the Corporation's stock option plans, (4) make recommendations to the board concerning the compensation of the chairman of the board and chief executive officer, and (5) advise

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the board and the chairman of the board and chief executive officer on other compensation and employee benefit matters.

    (b) In addition, the committee shall assist and advise the Board of Directors in connection with board membership, board committee structure and membership. To accomplish these purposes, the committee shall:

         (i) Develop general criteria for use in setting potential new board members and assist the board in identifying and attracting qualified candidates for election to the board;

         (ii) Recommend to the board annually a slate of nominees to be proposed by the board to the stockholders as nominees for election as directors and, from time to time, recommend persons to fill any vacancy on the board;

         (iii) Recommend to the board any changes in number, authority and duties of board committees and the chairmen and members who should serve thereon;

         (iv) In the event of the death, incapacity, resignation or other absence (temporary or permanent) of the chairman of the board and chief executive officer, the committee shall confer and recommend for election by the full board an acting or successor chairman of the board and chief executive officer; and

         (v) Make recommendations to the board concerning compensation payable for board membership, as well as other benefits available to board members.

The compensation and nominating committee shall have such other powers and perform such other duties as the board shall, from time to time, grant and assign to it.

SECTION 4. The following provisions shall apply to all committees of the Board of Directors:

    (a) Any power or authority granted to a committee by these bylaws may also be exercised by the Board of Directors;

    (b) Each member of a committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of a committee, or until the committee is dissolved by a majority of the whole board or the member is removed as hereinafter provided;

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    (c)  Meetings of a committee may be called by any member thereof, the chairman of the board and chief executive officer, the secretary, or any assistant secretary upon twenty-four (24) hours notice to each member stating the place, date, and hour of the meeting, which notice may be written or oral. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the member of the committee at his business address, provided it is mailed four (4) days prior to the meeting. Any member of a committee may waive notice of any meeting and no notice of any meeting need by given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting;

    (d) The lesser of a majority of the members or two members of a committee shall constitute a quorum for the transaction of business at any meeting thereof and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present;

    (e) Any action that may be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the members of a committee and filed with the minutes of the committee, which action shall be effective as of the date stated in such consent;

    (f) Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Directors;

    (g) Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors;

    (h) The chairman of each committee of the Board of Directors shall be appointed from among the members of such committee by the Board of Directors. The chairman of the committee shall, if present, preside at all meetings of a committee. A committee may fix its own rules of procedures which shall not be inconsistent with these Bylaws. Each committee shall keep regular minutes of its proceedings and report its proceedings at the next meeting of the Board of Directors; and

    (i) The chairman of the Board and chief executive officer shall act in an advisory capacity to all committees.


                                      ARTICLE IV
                                       OFFICERS

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SECTION 1.    The officers of the Corporation shall be the chairman of the board and chief executive officer and the secretary, and may include a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, one or more assistant secretaries, and such other officers as may from time to time be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The chairman of the board and chief executive officer shall be the chief executive officer of the Corporation and shall have the responsibility for the management of the Corporation and such other powers and duties as may be assigned to him from time to time by the board. The chairman of the board and chief executive officer shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall act as liaison from and as spokesman for the board. He shall participate in long range planning for the Corporation. He may sign shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, or which are in the ordinary course of business of the Corporation. He may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. He shall in general perform all duties incident to the office and such other duties as shall be prescribed by the Board of Directors from time to time.

SECTION 3. PRESIDENT. The president shall have such duties and authority as the chairman of the board and chief executive officer may determine from time to time. In the absence or disability of the chairman of the board and chief executive officer, the president shall exercise all powers and discharge all of the duties of the chairman of the board and chief executive officer,, including the general supervision and control of all the business and affairs of the Corporation. He may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business of the Corporation. He may vote, either in person or by proxy, all the shares of the capital stork of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

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SECTION 4.    VICE PRESIDENTS. In the absence or disability of the chairman of the board and chief executive officer and the president, the functions of the chairman of the board and chief executive officer shall be performed by the executive vice president who was first elected to that office and who is not then absent or disabled, or, if none, the senior vice president who was first elected to that office and who is not then absent or disabled or, if none, the group vice president who was first elected to that office and who is not then absent or disabled, or, if none, the corporate vice president who was first elected to that office and who is not then absent or disabled, or, if none, the vice president who was first elected to that office and who is not then absent or disabled. Each executive vice president, senior vice president, group vice president, corporate vice president and vice president shall have such powers and shall discharge such duties as may be assigned to him from time to time by the chairman of the board and chief executive officer or the president and may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business. Each executive vice president, senior vice president group vice president, corporate vice president and vice president may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 5. SECRETARY. The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in the case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chairman of the board and chief executive officer or the directors, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the chairman of the board and chief executive officer, or the president. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the chairman of the board and chief executive officer, or the president, and attest the same. He shall have charge of the original stock books, transfer books and stock ledgers, and act as transfer agent in respect of the stock and the securities of the Corporation in the absence of designation by the Board of Directors of a corporate transfer agent, and shall perform all of the other duties incident to the office of secretary. He may vote, either in

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person or by proxy, all the shares of the capital stock of any company which the
Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings,

SECTION 6. ASSISTANT SECRETARY. Each assistant secretary shall have such powers and perform such duties as shall be assigned to him by the Board of Directors or delegated to him by the secretary, and in the absence or inability of the secretary to act, shall have the same general powers as the secretary.

SECTION 7. TREASURER. The treasurer shall perform such duties as shall be delegated to him by the Board of Directors, the chairman of the board and chief executive officer, or the president.


                                      ARTICLE V
                        RESIGNATIONS AND FILLING OF VACANCIES

SECTION 1. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the chairman of the board and chief executive officer or secretary. The acceptance of the resignation shall not be necessary to make it effective.

SECTION 2. FILLING OF VACANCIES. If the office of any member of a committee or other officer becomes vacant, the vacancy may be filled only by the remaining directors in office, who, by a majority vote, may appoint any qualified person to fill such vacancy. Any vacancy on the Board of Directors, resulting from an increase in the number of directors or for any other reason, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person appointed to fill a vacancy shall hold office for the unexpired term or until the next election of the class to which the director has been assigned, and until his successor shall be elected and qualify.


                                      ARTICLE VI
                                    CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the chairman of the board and chief executive officer, the president or any vice president, and the secretary or an assistant

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


secretary or the treasurer, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures on these certificates may be facsimile. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer or transfer agent at the date of issue.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.    DETERMINATION OF RECORD DATE.

    (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, of or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) no less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

    (b)  If no record date is fixed:

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


         (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the applicable provisions of the Certificate of Incorporation, if any, end Delaware law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient.


                                     ARTICLE VII
                                      AMENDMENTS

SECTION 1. AMENDMENTS OF BYLAWS. The stockholders by the affirmative vote of at least two-thirds of the Voting Stock (as defined in Article VIII of these Bylaws), or the directors by the affirmative vote of a majority of the directors present at any meeting, may amend or alter any of these Bylaws, provided the substance of the proposed amendment shall have been stated in the notice of the meeting.


                                     ARTICLE VIII
                               MISCELLANEOUS PROVISIONS

SECTION 1. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words "Corporate Seal, Delaware." Said seal may be used by causing it or facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

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SECTION 3.    REGISTERED OFFICE.  A registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of this Corporation in the State of Delaware.

SECTION 4. BANK ACCOUNTS, CHECKS, DRAFTS, NOTES. The Corporation shall maintain such bank accounts and checks upon such accounts shall be signed and/or countersigned by such officers is may be designated by resolution of the Board of Directors. Notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a scaled post paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Any notice required to be given under these Bylaws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

SECTION 6. CERTAIN PURCHASES BY THE CORPORATION OF OUTSTANDING SHARES OF ITS COMMON STOCK.

    (a) VOTE REQUIRED FOR CERTAIN PURCHASES. Except as set forth in subsection (b) of this Section 6, in addition to any vote of the Corporation's stockholders required by law, the Corporation's Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of not less than a majority of the Voting Stock (as defined below) of the Corporation shall be required before the Corporation may purchase any outstanding shares of Common Stock of the Corporation at a price known by the Corporation to be above Market Price (as defined below) from a person known by the Corporation to be a Selling Stockholder (as defined below). Such affirmative vote will be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange.

    (b)  WHEN A VOTE IS NOT REQUIRED.  The provisions of subsection (a) of this
Section 6 will not apply to:

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         (i)  any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder;

         (ii) any purchase or acquisition made pursuant to an open market purchase program approved by the Board of Directors; or

         (iii) any purchase or acquisition which is approved by the vote of a majority of the directors then in office and winch is made at no more than the Market Price, on the date that the understanding between the Corporation and the Selling Stockholder is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of the shares of the Common Stock of the Corporation to be purchased.

    (c) CERTAIN DEFINITIONS. For purposes of this Section 6, the following terms are defined as follows:

         (i) "VOTING STOCK" means the outstanding shares of capital stock of the Corporation entitled to vote generally in elections of directors of the Corporation considered as one class.

         (ii) "MARKET PRICE" means the highest closing sale price, during the 30-day period immediately preceding the date of the making of such purchase agreement, of a share of the Common Stock of the Corporation on the Composite Tape for the New York Stock Exchange. If such stock is not quoted on the Composite Tape or is not listed on the New York Stock Exchange, then such price during the 30-day period on the principal United States securities exchange registered under the Exchange Act on which such stock is listed. If such stock is not listed on any such exchange, then the highest closing bid quotation with respect to a share of such stock during the 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use. If no such quotations are available, the fair market value on the date in question of a share of such stock.

         (iii) "SELLING STOCKHOLDER" means and includes any person (other than the Corporation, any of its Subsidiaries, any benefit plan or trust of or for the benefit of the Corporation or any of its Subsidiaries, or any trustee, agent

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


or other representative of any of the foregoing) who or which is the beneficial owner of in the aggregate five percent (5%) or more of the outstanding shares of Common Stock of the Corporation and who or which has purchased or agreed to purchase any of such shares within the most recent two-year period. For purposes of determining whether a person is a Selling Stockholder, the number of shares of Common Stock deemed to be outstanding and the number of shares beneficially owned by such person shall include shares respectively deemed owned through application of Article VIII, Section 6(c)(v), but shall not include any other shares of Common Stock which may be issuable to any other person pursuant to any agreement, arrangement or understanding, or upon exercise of Conversion rights, warrants or options, or otherwise.

         (iv) A "PERSON" means any individual, firm, partnership, limited liability company, corporation or other entity (including, without limitation, a "group" within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder).

         (v) A person shall be the "BENEFICIAL OWNER" of any shares of Common Stock of the Corporation:

              (A) which such person or any of its Affiliates or Associates (as defined below) beneficially owns, directly or indirectly; or

              (B)  which such person or any of its Affiliates or Associates has
         (1) the right to acquire (whether such right is conditional or exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

              (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing thereof.

         (vi) The terms "AFFILIATE" and "ASSOCIATE" have the respective meanings ascribed to such terms in Rule 12b-2 of the rules and regulations under the Exchange Act.

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


         (vii) "SUBSIDIARY" means any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Corporation and/or one or more Subsidiaries.

         (d)  FIDUCIARY DUTY OF SELLING STOCKHOLDER.  Nothing contained in this
    Section 6 shall be construed to relieve any Selling Stockholder or any other person from any fiduciary obligation imposed by law.

         (e) INTERPRETATIONS. The Board of Directors of the Corporation has the power to construe and interpret this Section 6, including, without limitation, (i) whether a person is a Selling Stockholder, (ii) whether a person is an Affiliate or Associate of another, (iii) whether this Section 6 is applicable to a proposed transaction, (iv) what is the Market Price and whether a price is above Market Price, and (v) when or whether a purchase or agreement to purchase any shares of Common Stock of the Corporation has occurred and when or whether a person has become a beneficial owner of any shares of Common Stock of the Corporation. Any decision or action reasonably taken by the Board of Directors of the Corporation in good faith in connection with the interpretation of this
    Section 6 shall not constitute a violation of and shall be deemed to be in accordance with the terms of this Section 6.

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